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                                 Exhibit 23 (i)

                   Opinion of Counsel as to Legality of Shares

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                                 Law Offices of
                      Paul, Hastings, Janofsky & Walker LLP
       A Limited Liability Partnership Including Professional Corporations
                                55 Second Street
                         San Francisco, California 94105
                            Telephone (415) 856-7000
                            Facsimile (415) 856-7100
                         Internet: www.paulhastings.com



                                 April 19, 2002



Montgomery Asset Management, LLC
101 California Street
San Francisco, California 94111

Attn: Mr. Walley Wargolet

        Re:    The Montgomery Funds III (the "Registrant")

Ladies and Gentlemen:

               We hereby consent to the continued use in the Registrant's Registration Statement, until its withdrawal, of our opinion (the "Prior Opinion") respecting the legality of the shares of beneficial interest for the Montgomery Variable Series: Growth Fund and the Montgomery Variable Series:
Emerging Markets Fund.

               The Prior Opinion was filed as an exhibit to Post-Effective Amendment No. 10 filed with the Commission on May 2, 2000.

                                            Very truly yours,


                                    Paul, Hastings, Janofsky & Walker LLP